Exhibit 10.5

FIRST AMENDMENT

TO THE

LICENSE AGREEMENT

This First Amendment (the “Amendment”) to the License Agreement (“License Agreement”) is made effective as of January 31, 2000 (the “Effective Date”) by and between MABTECH AB, formed under the laws of Sweden (“MAB”) and SEATTLE GENETICS, INC., a Delaware corporation (“SGI”).

RECITALS

MAB and SGI entered into the License Agreement dated as of June 14, 1998 pursuant to which MAB agreed to provide SGI access to the S2C6 antibody and the exclusive license to make, use, offer for sale, sell, import or otherwise distribute products that embody the S2C6 antibody.

MAB and SGI now wish to amend the License Agreement in certain respects as hereinafter provided and in consideration for the amendments made herein, SGI shall pay MAB Twenty-five Thousand U.S. Dollars (U.S.$25,000) within ten (10) days of execution of this Amendment.

Except as otherwise provided herein, definitions of capitalized words shall be those set forth in the License Agreement.

The parties now agree as follows:

AMENDMENT

A.	Section 4.2 of the License Agreement is amended in its entirety to read as follows:

“4.2 Milestone Payment.    SGI shall pay MAB a one-time milestone payment of Seventy Thousand U.S. Dollars (U.S.$70,000) within thirty (30) days following SGI’s first filing of an investigational new drug application with the U.S. Food and Drug Administration, or an equivalent filing in one or more European countries, covering a Licensed Product. In addition, SGI shall pay MAB a one-time milestone payment of Fifty Thousand U.S. Dollars (U.S.$50,000) within thirty (30) days following the commencement of the first Phase III clinical trial covering a Licensed Product.”

B.	Section 4.3.1 of the License Agreement is amended in its entirety to read as follows:

“4.3.1 SGI shall pay MAB a royalty equal to one percent (1%) on net Sales of Licensed Products, commending with the First Commercial Sale of a Licensed Product.”

ENTIRE AGREEMENT

Except as provided otherwise herein, all other terms and conditions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SEATTLE GENETICS, INC.

By:	/s/: H. Perry Fell

Name:	H. Perry Fell

Title:	President

MABTECH AB

By:	/s/: Staffan Paulic

Name:	Staffan Paulic

Title:	Man. Dir.

Its:	President